UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013 (October 28, 2013)

CUBESMART
CUBESMART, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54662	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000,

Wayne, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 28, 2013, CubeSmart, L.P., the limited partnership through which CubeSmart owns its assets and conducts its operations (the “Operating Partnership”), entered into a Purchase and Sale Agreement (the “HAC Purchase Agreement”) with certain entities affiliated with GRDM Lion Management, LLC Management, Inc. and Lion Value Fund, L.P. (the “HAC Sellers”), to acquire (the “HAC Property Acquisition”) 29 self-storage facilities located in Houston and Austin, Texas and one self-storage facility located in Charlotte, North Carolina, along with related real and personal property (the “HAC Facilities”).

In addition, on October 28, 2013, the Operating Partnership entered into a Purchase and Sale Agreement (the “GJR Purchase Agreement”, and collectively with the HAC Purchase Agreement, the “Purchase Agreements”) with certain entities affiliated with GJR Investment Management, Inc. party thereto (the “GJR Sellers”, and collectively with the HAC Sellers, the “Sellers”, and each individually, a “Seller”), to acquire  six self-storage facilities located in Houston, Texas (the “GJR Property Acquisition”, and collectively with the HAC Property Acquisition, the “Property Acquisitions”) along with related real and personal property (the “GJR Facilities”, and collectively with the HAC Facilities, the “Facilities”, and each individually, a “Facility”).

The aggregate purchase price for the 36 unencumbered Facilities is $326.2 million plus customary closing costs (the “Total Acquisition Consideration”). The purchase price for the HAC Property Acquisition is $257.9 million, $20 million of which was deposited in escrow at the time of the execution of the HAC Purchase Agreement.  The purchase price for the GJR Property Acquisition is $68.3 million, $5 million of which was deposited in escrow at the time of the execution of the GJR Purchase Agreement.  The closings of the Property Acquisitions are scheduled to occur on or about December 12, 2013 (the “Scheduled Closing Date”).

The material terms of each of the Purchase Agreements are substantially similar and contain customary representations, warranties and covenants of the Operating Partnership and the Sellers.  Through November 27, 2013 (the “Due Diligence Period”), the Operating Partnership is entitled to inspect the Facilities with respect to new or changed environmental, physical condition, title and survey matters.  Subject to certain conditions and limitations, the Operating Partnership may suspend its acquisition of a Facility (a “Suspended Facility”) if such due diligence results in the identification of a material condition at such Facility that is unacceptable to the Operating Partnership.

The Purchase Agreements also contain certain termination rights for the Operating Partnership and the Sellers including, without limitation, the Sellers’ ability to terminate the applicable Purchase Agreement if the closing does not occur as a result of a default by the Operating Partnership, in which case, the Operating Partnership will be required to forfeit its $20 million or $5 million deposit, as applicable.  Further, in the event that the closing does not occur as a result of a default by the Sellers, the Operating Partnership may terminate the applicable Purchase Agreement and receive a return of its $20 million or $5 million deposit, as applicable, or alternatively it may seek specific performance.  In addition, if two or more Facilities have been designated as Suspended Facilities under the HAC Purchase Agreement or if the HAC Purchase Agreement has been terminated with respect to two or more Facilities, the applicable Sellers may, upon the designation of any additional Facility as a Suspended Facility under the HAC Purchase Agreement or the termination of the HAC Purchase Agreement with respect to any additional Facility, elect to terminate the HAC Purchase Agreement with respect to all of the remaining Facilities (the “Seller Termination Right”).  The GJR Purchase Agreement also contains a Seller Termination Right, which becomes applicable upon the designation of one or more Facilities as a Suspended Facility or if the GJR Purchase Agreement is terminated with respect to one or more Facilities.  Following the exercise of a Seller Termination Right, if the Operating Partnership does not rescind its objection to the additional Facility then the applicable Purchase Agreement will be terminated with respect to all Facilities and the $20 million or $5 million deposit, as applicable, will be returned to the Operating Partnership.

The Operating Partnership expects to fund the Property Acquisitions through a combination of (i) proceeds from an institutional joint venture partner for $163.1 million, or 50% of the total Acquisition Consideration (as described in Item 8.01 below, the “Venture”), if such Venture is finalized, (ii) cash on hand, and (iii) advances under the Operating Partnership’s completely undrawn $300 million unsecured credit facility.

The foregoing summary of the Purchase Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreements, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the year ending December 31, 2013 or a Current Report on Form 8-K filed prior to the filing of such Form 10-K.

Item 8.01              Other Events.

In connection with the acquisition of 36 unencumbered Facilities for $326.2 million, the Operating Partnership has obtained a commitment from an institutional investor (“Investor”) to acquire a 50% interest in the Venture, which commitment is subject to the negotiation and execution of Venture documentation.  We can provide no assurance that the Venture will be finalized. If the Venture is completed, the Investor and the Operating Partnership will each contribute $163 million in exchange for a 50% interest in the Venture. Under the expected terms of the Venture, the Operating Partnership will receive management fees and certain expense reimbursements.  The Operating Partnership expects that the Venture will seek debt financing shortly after the Scheduled Closing Date.  Leverage for the Venture is expected to range from 30% to 45% of the Venture’s capitalization.  Upon completion of planned debt financing for the Venture, the Operating Partnership expects to receive a net distribution from the Venture ranging from $49 million to $73 million, resulting in a net equity investment in the Facilities for the Operating Partnership ranging from $90 million to $114 million.

In August 2013, the Operating Partnership entered into an agreement to sell 22 properties located in California, Ohio, Tennessee, Texas, and Wisconsin for $90 million.  The Operating Partnership closed on the sale of 21 of the properties in October, 2013, for proceeds of approximately $79.6 million.   The proceeds were used to  repay all outstanding borrowings on the Company’s $300 million line of credit and to provide working capital.  The Operating Partnership expects to close on the sale of the final property in November 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 1, 2013
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

By: CUBESMART, its general partner

Date: November 1, 2013
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary